Exhibit 10.1

AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Employment Agreement for JEFFREY D. MARTCHEK (“Amendment”) is made, effective as of April 1, 2019, by and between NVR, Inc., a Virginia corporation (the “Company”) and JEFFREY D. MARTCHEK (“Executive”).

Recitals:

WHEREAS, Executive and the Company previously entered into an Employment Agreement, effective as of January 1, 2016, which was subsequently amended effective April 18, 2017 (collectively, the “Employment Agreement”); and

WHEREAS, Executive and the Company desire to amend the Employment Agreement to modify Section 6.7.

Agreement:

NOW, THEREFORE, in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Executive acknowledges, the Company and Executive, intending to be legally bound, agree as follows:

1.    The definition of “Good Reason” in Section 6.7 is amended to read as follows:

““Good Reason” means (i) a material diminution in the Executive’s authority, duties or responsibilities as described herein; (ii) a material change in the Executive’s principal place of employment to a location that is more than 50 miles from Reston, Virginia; (iii) the failure of any successor of the Company to expressly in writing assume the Company’s obligations under this Agreement; or (iv) any other action or inaction that constitutes a material breach by the Company of any agreement between the Executive and the Company or its successor.”

2.    Except as set forth in this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first written above.

NVR, INC.
By:	/s/ Gary Brown
Name:	Gary Brown
Senior Vice President, Human Resources

EXECUTIVE
By:	/s/ Jeffrey D. Martchek
Name:	Jeffrey D. Martchek